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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 23, 2002
                                                          --------------


                           REGENT COMMUNICATIONS, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)



Delaware                               0-15392                   31-1492857
----------------------------           ------------              ---------------
(State or other jurisdiction           (Commission               (IRS Employer
of incorporation)                      File Number)              Identification
                                                                 Number)


100 East RiverCenter Boulevard, 9th Floor, Covington, Kentucky        41011
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (859) 292-0030
                                                    --------------


                                 Not Applicable
                                 ---------------
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         On April 23, 2002, Regent Communications, Inc. priced its offering of 10,500,000 shares of common stock at $7.50 per share. The Underwriting Agreement related to this offering gives the underwriters a 30-day option to purchase up to an additional 1,575,000 shares to cover over-allotments, if any.

         A copy of the revised opinion of Regent's counsel relating to the validity of the shares being offered is attached hereto as Exhibit 5.2, which Exhibit amends and replaces Exhibit 5.2 as previously filed with the SEC as part of Amendment No. 2 to Regent's Form S-3 Registration Statement (File No. 333-84548). This revised opinion is required due to the increased number of shares of common stock being offered and sold.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial statements of businesses acquired.

            Not Applicable.

        (b) Pro forma financial information.

            Not Applicable.

        (c) Exhibits.

            5.2  Opinion of Graydon Head & Ritchey LLP

            99.1 Press Release dated April 24, 2002


ITEM 9. REGULATION FD DISCLOSURE

         A copy of a press release issued by Regent on April 24, 2002 related to the pricing of the offering is attached hereto as Exhibit 99.1.



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SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             REGENT COMMUNICATIONS, INC.
                                                    (Registrant)


Date: April 25, 2002                         By: /s/ Anthony A. Vasconcellos
                                                 ------------------------------
                                                 Anthony A. Vasconcellos
                                                 Senior Vice President and Chief
                                                 Financial Officer


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